UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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inTEST Corporation
(Name of Registrant as Specified In Its Charter)

____________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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inTEST CORPORATION
804 East Gate Drive, Suite 200
Mt. Laurel, New Jersey 08054

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 26, 2013

NOTICE IS HEREBY GIVEN that the 2013 Annual Meeting of Stockholders of inTEST Corporation will be held in our offices located at 804 East Gate Drive, Suite 200, Mt. Laurel, New Jersey, on Wednesday, June 26, 2013, at 11:00 A.M. Eastern Daylight Time, to consider and vote on the following matters described in the accompanying Proxy Statement:

1.

The election as directors of the six nominees named in the accompanying Proxy Statement, with each director to serve until the next annual meeting of stockholders and the election and qualification of such director's successor;

2.	Ratification of the selection of McGladrey LLP as our independent registered public accounting firm for the year ending December 31, 2013;
3.	Approval of the compensation of our named executive officers;
4.	The frequency of future advisory votes on the compensation of our named executive officers; and
5.	Such other business as may properly be brought before the meeting or any adjournment thereof.

The Board of Directors has fixed May 7, 2013, at the close of business, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.

By Order of the Board of Directors,

/s/ Hugh T. Regan, Jr.
Hugh T. Regan, Jr.
Secretary

April 30, 2013

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the meeting, please complete, date, sign and mail your proxy card promptly in order that the necessary quorum may be represented at the meeting. If your shares are held in a brokerage account or by another nominee record holder, please be sure to mark your voting choices on the voting instruction card that accompanies this proxy statement. If you fail to specify your voting instructions for the election of directors or for either of the advisory votes, your shares will not be voted in those matters due to rules applicable to broker voting, or we may incur additional costs to solicit votes. The enclosed envelope requires no postage if mailed in the United States.

inTEST CORPORATION
804 East Gate Drive, Suite 200
Mt. Laurel, New Jersey 08054

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 26, 2013

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON WEDNESDAY, JUNE 26, 2013: Copies of this Proxy Statement and our 2012 Annual Report to Stockholders are available at http://investor.shareholder.com/intest/annual.cfm?AnnualPage=meeting.

This proxy statement and the enclosed proxy card are intended to be sent or given to stockholders of inTEST Corporation on or about May 24, 2013, in connection with the solicitation of proxies on behalf of our Board of Directors for use at our 2013 Annual Meeting of Stockholders, to be held on Wednesday, June 26, 2013, at 11:00 A.M. Eastern Daylight Time, in our offices located at 804 East Gate Drive, Suite 200, Mt. Laurel, New Jersey.

The following questions and answers present important information pertaining to the meeting:
Q:	Who is entitled to vote?
A:	Stockholders of record as of the close of business on May 7, 2013 may vote at the meeting.

Q:	How many shares can vote?
A:

There were 10,450,178 shares issued and outstanding as of the close of business on April 26, 2013. Each stockholder entitled to vote at the meeting may cast one vote for each share owned by him or her which has voting power upon the matter in question and for the election of each director nominee, without cumulative voting.

Q:	What may I vote on?
A:	You may vote on the following matters:
the election of the six directors who have been nominated to serve on our Board of Directors;
the ratification of the selection of McGladrey LLP as our independent registered public accounting firm for the year ending December 31, 2013;
the approval of the compensation of our named executive officers;
the frequency of future advisory votes on the compensation of our named executive officers; and
any other business that may properly come before the meeting.

Q:	Will any other business be presented for action by stockholders at the meeting?
A:

Management knows of no business that will be presented at the meeting other than that which is set forth in this proxy statement. If any other matter properly comes before the meeting, the persons named in the accompanying proxy card intend to vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their best judgment.

Q:	How does the Board of Directors recommend that I vote on each of the proposals?
A:	The Board recommends a vote "FOR" each of the director nominees, "FOR" each of Proposals 2 and 3, and "THREE" years on Proposal 4.

Q:	How do I vote my shares?
A:

The answer depends on whether you own your inTEST shares directly (that is, you hold stock certificates that show your name as the registered stockholder) or if your shares are held in a brokerage account or by another nominee holder.

If you own inTEST shares directly: your proxy is being solicited directly by us, and you can vote by paper, telephone or Internet, or you can vote in person if you attend the meeting.

If you vote by paper, please do the following: (1) sign and date the enclosed proxy card, (2) mark the boxes indicating how you wish to vote, and (3) return the proxy card in the prepaid envelope provided. If you sign your proxy card but do not indicate how you wish to vote, the proxies will vote your shares "FOR" each of the director nominees, "FOR" each of Proposals 2 and 3, "THREE" years on Proposal 4 and, in their discretion, on any other matter that properly comes before the meeting.

If you vote by telephone or over the Internet, you will find instructions on the enclosed proxy card that you should follow. There may be costs associated with telephonic or electronic access, such as usage charges from Internet access providers and telephone companies that must be paid by the stockholder.

If you hold your inTEST shares through a broker, bank or other nominee: you will receive a voting instruction card directly from your broker, bank or other nominee describing how to vote your shares. If you receive a voting instruction card, you can vote by completing and returning the voting instruction card. If you fail to specify your voting instructions for the election of directors or for either of the advisory votes, your broker cannot direct the voting of your shares in those matters. Therefore, please be sure to mark your voting choices on your voting instruction card before you return it. You may also be able to vote by telephone or via the Internet. Please refer to the instructions provided with your voting instruction card for information about voting in these ways.

If you hold your inTEST shares through a nominee and want to vote at the meeting: you must obtain a "legal proxy" from the nominee recordholder authorizing you to vote at the meeting.

Q:	What if I want to change my vote or revoke my proxy?
A:

A registered stockholder may change his or her vote or revoke his or her proxy at any time before the meeting by (i) notifying our corporate Secretary, Hugh T. Regan, Jr., in writing, that you revoke your proxy, (ii) voting in person at the meeting, or (iii) submitting a new proxy card. You may contact our Transfer Agent, Computershare Investor Services, at (800) 962-4284 to get a new proxy card. We will count your vote in accordance with the last instructions we receive from you prior to the closing of the polls, whether your instructions are received by Internet, telephone, paper or in person. If you hold your shares through a broker, bank or other nominee and wish to change your vote, you must follow the procedures required by your nominee.

Q:	What is a quorum?
A:	The presence at the meeting (in person or by proxy) of a majority of the shares entitled to vote at the meeting constitutes a quorum. A quorum must be present in order to convene the meeting.

Q:	How will directors be elected?
A:	A plurality of the votes cast at the meeting is required for the election of directors. This means that the director nominee with the most votes for a particular director seat is elected to that seat.

Q:	How will the outcome of the proposal to ratify the selection of our independent registered public accounting firm be determined?
A:	To ratify the selection, a majority of the shares of stock that are present in person or by proxy and entitled to vote at the meeting must be voted in favor of the ratification.

Q:	How will the compensation of our named executive officers be approved?
A:

To approve the compensation of our named executive officers, a majority of the shares of stock that are present in person or by proxy and entitled to vote at the meeting must be voted in favor of the proposal. The results of this stockholder vote are non-binding.

Q:	How will the outcome of the stockholder vote on the frequency of future advisory votes on the compensation of our named executive officers be determined?
A:

The outcome of the vote on the frequency of future advisory votes on the compensation of our named executive officers will be the frequency receiving the most votes. The results of this stockholder vote are non-binding.

Q:	What is the effect if I fail to give voting instructions to my broker or other nominee?
A:

If your shares are held by a broker or other nominee, you must provide your broker or nominee with instructions on how to vote your shares for the director nominees, the advisory vote on executive compensation and the advisory vote on the frequency of future advisory votes on executive compensation in order for your shares to be counted in the election of directors and such advisory votes.  Under rules applicable to discretionary voting by brokers, brokers do not have the discretion to vote client shares in the election of directors or on these advisory matters if the stockholder has not specifically instructed the broker how to vote.  Consequently, brokers may only vote for director nominees and on the advisory matters if specifically instructed by their clients.  If a stockholder fails to provide voting instructions to the broker, this is referred to as a "broker non-vote".  Broker non-votes will have no effect on the outcome of the election of directors or either advisory matter.

Brokers and other nominee holders may use their discretion to vote on the proposal to ratify the selection of our independent registered public accounting firm if no instructions are provided.

Q:	What is the effect if I withhold or abstain my vote?
A:

Withheld votes will have no effect on the outcome of the election of directors. Abstentions will have the effect of a "no" vote with respect to the ratification of the selection of our independent registered public accounting firm and with respect to the approval of the compensation of our named executive officers. Abstentions will have no effect on the outcome of the vote on the frequency of future advisory votes on the compensation of our named executive officers.

Q:	Do the directors and officers of inTEST have an interest in the outcome of the matters to be voted on?
A:

Our directors and officers will not receive any special benefit as a result of the outcome of the matters to be voted on, except that our non-employee directors will receive compensation for such service as described later in this proxy statement under the heading "Director Compensation."

Q:	How many shares do the directors and officers of inTEST beneficially own, and how do they plan to vote their shares?
A:

Directors and executive officers, who, as of April 26, 2013, had beneficial ownership (or had the right to acquire beneficial ownership within sixty days following April 26, 2013) of approximately 20% of our outstanding common stock, are expected to vote, or direct the voting of their shares, in favor of the election of the six nominees for director set forth in this proxy statement, in favor of the ratification of the selection of McGladrey LLP as our independent registered public accounting firm for the year ending December 31, 2013, in favor of the advisory vote on the compensation of our named executive officers and for future advisory votes on the compensation of our named executive officers to be held every three years.

Q:	Who will count the votes?
A:	Our Transfer Agent will count the votes cast by proxy. The Assistant Secretary of inTEST will count the votes cast in person at the meeting and will serve as the Inspector of Election.

Q:	Who can attend the meeting?
A:	All stockholders are invited to attend the meeting.

Q:	Are there any expenses associated with collecting the stockholder votes?
A:

We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and other materials to our stockholders. We do not anticipate hiring an agency to solicit votes from stockholders at this time; however, if we determine that such action would be appropriate or necessary, we would pay the cost of such service. Officers and other employees of inTEST may solicit proxies in person or by telephone but will receive no special compensation for doing so.

VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

The following table sets forth certain information known to us regarding the beneficial ownership of our common stock as of April 26, 2013 (except where otherwise noted) by:

  each of our named executive officers (as that term is defined later in this proxy statement under the heading "Executive Compensation");
  each of our directors;
  all directors and executive officers as a group; and
  each stockholder known by inTEST to own beneficially more than 5% of our common stock.

Percentage ownership in the following table is based on 10,450,178 shares of common stock outstanding as of April 26, 2013. We have determined beneficial ownership in the table in accordance with the rules of the Securities and Exchange Commission ("SEC"). In computing the number of shares beneficially owned by any person or group of persons and the percentage ownership of that person or group, shares of common stock subject to options held by such person or group of persons that are currently exercisable, or will become exercisable by June 25, 2013 ("Option Shares"), are deemed to be beneficially owned by such person and outstanding for the calculation of such person's percentage ownership. However, we have not deemed these shares to be outstanding for computing the percentage ownership of any other person. To our knowledge, except as set forth in the footnotes following the table, each stockholder identified in the table possesses sole voting and investment power with respect to all shares of common stock shown as beneficially owned by such stockholder.
Name of Beneficial Owner	Shares Beneficially Owned as of April 26, 2013(1)	Percent of Class (Approx.)
Directors and Named Executive Officers:
Steven J. Abrams, Esq. (2)	10,000	*
Stuart F. Daniels, Ph.D. (3)	42,182	*
William Kraut (4)	10,000	*
James W. Schwartz, Esq. (5)	41,000	*
Alyn R. Holt (6)(7)(8)	1,527,006	14.6%
Robert E. Matthiessen (9)	112,019	1.1%
Hugh T. Regan, Jr. (10)	43,600	*
James Pelrin (11)	49,075	*
All directors and executive officers as a group (9 individuals) (12)	2,045,641	19.6%

Five-Percent Stockholder: (8)
BlackRock, Inc. (13)	544,224	5.2%
First Wilshire Securities Management (14)	541,266	5.2%
Thomas A. Satterfield, Jr. (15)	999,100	9.6%
___________________________________ * Denotes less than one percent of class.

(1)

Includes unvested shares of restricted stock ("Restricted Shares"). Until such shares are vested, the beneficial owner does not have investment power over the restricted shares. Notwithstanding the future vesting of such power, the beneficial owner presently has sole voting power over the unvested shares of the restricted stock. The grants of restricted stock provided for vesting in increments of 25% on each of the first four anniversaries of the grant date, subject to certain conditions, including, but not limited to, the continued employment by, or service to, the Company of the respective beneficial owner through each such vesting date, with full vesting upon death, disability or change of control.

(2)	Includes 10,000 Restricted Shares.

(3)	Includes 2,500 Restricted Shares.

(4)	Includes 10,000 Restricted Shares.

(5)	Includes 1,000 shares owned by Mr. Schwartz's spouse, 10,000 Option Shares and 2,500 Restricted Shares.

(6)	The address of the stockholder is: c/o inTEST, 804 East Gate Dr., Suite 200, Mt. Laurel, New Jersey 08054.

(7)

Includes 2,500 Restricted Shares and 399,000 shares held by various trusts established by Mr. Holt for which Mr. Holt has sole or shared investment and voting power. Excludes 150,427 shares owned by Mr. Holt's spouse, 178,598 shares owned by Mr. Holt's daughter, and 5,000 shares owned by Mr. Holt's son-in-law. Mr. Holt disclaims beneficial ownership of the shares owned by his wife, daughter and son-in-law.

(8)

Mr. Holt, his wife and his daughter, and three trusts of which Mr. Holt and/or his daughter are trustees (the "Holt Family Owners") have filed a joint Schedule 13D in connection with their execution of pre-arranged 10b5-1 trading plans covering the sale of 1,856,031 shares owned by them. Such trading plans have substantially the same terms, and sales of shares under the trading plans will be allocated among the Holt Family Owners in proportion to their holdings, and are limited by the aggregate volume limitation under Rule 144. The Holt Family Owners may be deemed to be a "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Collectively, the Holt Family Owners beneficially own an aggregate of 1,861,031 shares (17.8% of our outstanding common stock) , including all of the shares described in footnote 7, above. Each of the Holt Family Owners disclaims beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of all of the shares that are owned by any other Holt Family Owner, except for any shares of which such Holt Family Owner has beneficial ownership by virtue of serving as trustee of a trust.

(9)	Includes 2,500 Restricted Shares. Excludes 61,618 shares owned by Mr. Matthiessen's spouse. Mr. Matthiessen disclaims beneficial ownership of the shares owned by his spouse.

(10)	Includes 2,500 Restricted Shares.

(11)	Includes 2,500 Restricted Shares and, as of March 31, 2013, 16,626 shares in our 401(k) plan.

(12)	Includes 10,000 Option Shares and 37,500 Restricted Shares.

(13)

According to a Schedule 13G/A filed with the SEC on February 8, 2013, as of December 31, 2012, BlackRock, Inc., a Delaware corporation, reported that it was the beneficial owner of 544,224 shares of inTEST common stock acquired by two of its subsidiaries: BlackRock Institutional Trust Company, N.A. and BlackRock Fund Advisors. The principal business office of BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

(14)

According to a Schedule 13G/A filed with the SEC on February 15, 2013, as of December 31, 2012, First Wilshire Securities Management, Inc., a California corporation, reported that it was the beneficial owner of 541,266 shares of inTEST common stock. The principal business office of First Wilshire Securities Management, Inc. is 1214 East Green Street, Suite 104, Pasadena, CA 91106.

(15)

According to a Schedule 13G/A filed with the SEC on February 6, 2013, as of December 31, 2012, Thomas A. Satterfield, Jr. and A.G. Family L.P., as a result of a Joint Filing Agreement, reported beneficial ownership of 999,100 shares of inTEST common stock. Of the total shares, 85,000 shares are held jointly by Mr. Satterfield and his spouse; 50,000 shares are held by Tomsat Investment & Trading Co., Inc., a corporation wholly-owned by Mr. Satterfield; 275,100 shares are held by Caldwell Mill Opportunity Fund, which is managed by an entity of which Mr. Satterfield owns a 50% interest; and 550,000 shares, 25,000 shares and 9,000 shares are held by A.G. Family L.P., Jeanette Satterfield Kaiser and Richard Kaiser, respectively, with respect to which Mr. Satterfield has limited powers of attorney for voting and disposition purposes. The principal address for Thomas A. Satterfield is 2609 Caldwell Mill Lane, Birmingham, Alabama 35243, and the principal address for A.G. Family L.P. is 571 McDonald Road, Rockwall, TX 75032.

PROPOSAL 1: ELECTION OF DIRECTORS

Our bylaws provide that our Board of Directors shall consist of not less than five directors, as determined by the Board of Directors, and that each director shall hold office until the next Annual Meeting of Stockholders and until a successor shall be duly elected and qualified, or until his earlier resignation, retirement or removal. The number of directors that presently constitute the entire Board is six.

Listed below are the six nominees for director. The persons designated as proxies in the accompanying proxy card intend to vote "FOR" each such nominee, unless a contrary instruction is indicated on the proxy card. If for any reason any such nominee should become unavailable for election, the persons designated as proxies in the proxy card may vote the proxy for the election of another person nominated as a substitute by the Board of Directors, if any person is so nominated. We have no reason to believe that any of the nominees will be unable or unwilling to serve if elected, and all nominees have expressed their intention to serve the entire term for which election is sought.

Recommendation of the Board

The Board of Directors recommends a vote "FOR" the election of each of the nominees to the Board of Directors named below.

Nominees for Election

The names of the persons nominated for election, each of whom presently serves as a director, are listed below, together with their ages and certain other information regarding the nominees.
Nominee	Age	Position
Alyn R. Holt	75	Executive Chairman and Director
Robert E. Matthiessen	68	President, Chief Executive Officer and Director
Steven J. Abrams, Esq	45	Director
Stuart F. Daniels, Ph.D.	72	Director
William Kraut	68	Director
James W. Schwartz, Esq.	78	Director

Biographical and Other Information Regarding inTEST's Directors

Biographical information regarding the business experience of each of our directors and the primary aspects of each of our directors' experience, qualifications, attributes or skills that led to the conclusion that each of our directors should serve on our Board of Directors is set forth below.

Alyn R. Holt is a co-founder of inTEST Corporation and has served as our Chairman (renamed Executive Chairman in October 2007) since our inception in September 1981. Mr. Holt also served as our Chief Executive Officer from September 1981 to August 1998. Among other attributes, skills, experiences and qualifications, the Board believes that Mr. Holt's education as an engineer and his experience as the designer and developer of the basic products in our Mechanical Products segment, as well as his knowledge and industry experience as a founder and our former Chief Executive Officer for 17 years and an industry participant for approximately 50 years, are the attributes, skills, experiences and qualifications that allow Mr. Holt to provide visionary leadership as the Chairman of our Board of Directors.

Robert E. Matthiessen has served as our Chief Executive Officer since August 1998 and our President since February 1997. Mr. Matthiessen also served as our Chief Operating Officer from December 1997 to August 1998. Prior to that, Mr. Matthiessen served as our Executive Vice President after joining us in October 1984. Mr. Matthiessen has served as a director since February 1997. Among other attributes, skills, experiences and qualifications, the Board believes that Mr. Matthiessen's education and experience in the fields of mechanical and electrical engineering, his experience in the ATE industry throughout his over 40 year career and his extensive network of contacts and relationships in this industry, in addition to his over 25 years of experience at our Company, are the attributes, skills, experiences and qualifications that uniquely qualify him to execute our strategies and make valuable contributions as one of our directors.

Steven J. Abrams, Esq. was elected to serve as a director on January 8, 2013. Mr. Abrams has been a Partner of Pepper Hamilton LLC since January 2005 where he is a member of the Corporate and Securities Practice Group. Mr. Abrams concentrates his legal practice on securities, venture capital, private equity and merger and acquisition transactions. Mr. Abrams also counsels clients on governance, disclosure and transactional matters. Among other attributes, skills, experiences and qualifications, the Board believes that Mr. Abrams' over 15 years of experience as a corporate and securities attorney at a large Philadelphia law firm providing counsel to corporations and other business entities regarding governance, disclosure and transactional matters allows Mr. Abrams to make a valuable contribution as one of our directors.

Stuart F. Daniels, Ph.D. is a co-founder of inTEST Corporation and served as our Vice President and a director in 1982. Dr. Daniels was reappointed as a director in April 1997. In March 1996, Dr. Daniels founded The Daniels Group, which is engaged in technology assessment, intellectual property protection and commercialization consulting. From 1980 to December 1995, Dr. Daniels held several management positions with Siemens Corporation and its subsidiaries. Among other attributes, skills, experiences and qualifications, the Board believes that Dr. Daniels' Ph.D. in electrical engineering, his over 40 years of hands-on, management and intellectual property development, procurement and protection experience in the automation, electronics and electronics testing area, and his in-depth knowledge of our intellectual property portfolio, our business and our products, are the attributes, skills, experiences and qualifications that allow Dr. Daniels to make a valuable contribution as one of our directors and the Chairman of both our Intellectual Property Committee and our Compensation Committee.

William Kraut was elected to serve as a director on January 8, 2013. Mr. Kraut was an audit partner with EisnerAmper LLP from December 1980 until he retired in August 2011. In addition, from December 1980 until July 2010 he was partner in charge of the audit practice, for both public and non-public companies, as well as partner in charge of quality control functions within the firm of Amper, Politziner & Mattia PC until it combined with Eisner LLP to form EisnerAmper LLP in July 2010. Since December 2011, Mr. Kraut has been a partner of Newport Board Group LLC which provides consulting services to companies in various industries. Among other attributes, skills, experiences and qualifications, the Board believes that Mr. Kraut's accounting experience as a certified public accountant at a national accounting firm, including 30 years as an audit partner, give him insight into corporate finance trends and practices and in-depth understanding and familiarity with generally accepted accounting principles and internal control procedures. These attributes, skills, experiences and qualifications allows Mr. Kraut to make a valuable contribution as one of our directors and as the Chairman of our Audit Committee.

James W. Schwartz, Esq. has served as a director since April 2004. Mr. Schwartz was a Partner of Saul Ewing LLP, the Company's law firm, from September 1968 until December 2003, where he served as legal counsel to various corporations, partnerships, other entities and individuals. From January 2004 through December 2004, when he retired, Mr. Schwartz continued with Saul Ewing as Special Counsel. Since January 2005, Mr. Schwartz has held Counsel status as a retired partner of Saul Ewing. Among other attributes, skills, experiences and qualifications, the Board believes that Mr. Schwartz's over 40 years of experience as a corporate and securities attorney at a large Philadelphia firm providing counsel to corporations and other business entities regarding mergers and acquisitions, securities matters and general business matters, as well as his long history of involvement with and service to our Company, are the attributes, skills, experiences and qualifications that allow Mr. Schwartz to make a valuable contribution as one of our directors and the Lead Independent Director.

Director Independence

Our Board of Directors has determined that each of the current directors meets the independence requirements of the NASDAQ Listing Rules (the "NASDAQ Rules"), with the exception of Mr. Holt, who serves as our Executive Chairman, and Mr. Matthiessen, who serves as our Chief Executive Officer. In making the foregoing determination with respect to our non-employee directors, the Board did not identify any matters, transactions, relationships or arrangements that needed to be considered in determining independence of these directors.

Board Leadership Structure

Our Bylaws and Guidelines on Significant Corporate Governance Issues state our general policy that the position of Chief Executive Officer may be held by either the Executive Chairman or the President of the Company. We believe this gives us the greatest flexibility to maintain strong leadership and management of the Company. Presently, the position of Chief Executive Officer is held by the President. We believe this is the most appropriate structure at this time as it allows our Executive Chairman to maintain primary focus on long range administration and development of strategic initiatives, while the President has primary focus on daily operations, product development and synergies among our product segments.

Risk Oversight

Management is responsible for the day-to-day management of risks that the Company faces, while the Board of Directors, as a whole and through its Committees, has responsibility for the oversight of risk management. Management attends regular Board and Committee meetings and discusses with the Board or Committees the various risks confronting the Company, including the operational, legal, market and competitive risks facing the Company. In addition, the Audit Committee regularly considered major financial risk exposures and the steps management has taken to monitor and control such exposures.

Transactions with Related Persons

We have not entered into any transactions with a related person since January 1, 2012, the Company is not otherwise a party to a current transaction, and no transaction is currently proposed, in which the amount of the transaction exceeds $120,000 and in which a related person had or will have a direct or indirect material interest. For purposes of this paragraph, a related person includes any executive officer, director or nominee for director, any greater than 5% beneficial owner of our common stock, and any immediate family or household member of any of the foregoing.

CORPORATE GOVERNANCE

Committees of the Board of Directors

Our Board of Directors has five standing Committees: Executive, Audit, Compensation, Nominating and Corporate Governance and Intellectual Property. Copies of the charters of each of these committees are posted on our website: www.intest.com.

The Executive Committee is appointed by the Board of Directors to exercise all powers and authority of the Board of Directors in the management of our business and affairs during intervals between meetings of the Board of Directors, and to provide oversight of, and make recommendations to, the Board of Directors regarding corporate initiatives and strategies. During 2012, the members of the Committee were, and presently are, Alyn R. Holt, Chairman, Robert E. Matthiessen, Stuart F. Daniels, and James W. Schwartz. The Committee held one meeting in 2012.

The Audit Committee is appointed by the Board of Directors to assist the Board of Directors in fulfilling its oversight responsibilities with respect to our financial management and controls. The Committee's primary oversight responsibilities relate to the integrity of our accounting and financial reporting processes, audits of our financial statements, and systems of internal control over financial reporting and accounting matters, and the independence, qualifications, retention, and performance of our independent registered public accounting firm. During 2012, the members of the Committee were Stuart F. Daniels, James W. Schwartz and, until their deaths on May 2, 2012 and September 15, 2012, respectively, James J. Greed and Thomas J. Reilly, who served as Chairman. Upon their election as directors, Steven J. Abrams and William Kraut were also appointed as members of the Audit Committee. The Board of Directors has determined that Mr. Kraut meets the criteria of an "audit committee financial expert" as that term is defined in Item 401 of Regulation S-K. The Board of Directors has also determined that each of the members of the Committee is independent within the meaning of the NASDAQ Rules. The Committee held nine meetings during 2012.

The Compensation Committee is appointed by the Board of Directors to review, evaluate, and approve the compensation and benefit programs of our executive officers, to administer our equity based compensation plans, and to review and recommend to the Board of Directors changes to our director compensation. During 2012, the members of the Committee were Stuart F. Daniels, Chairman, James W. Schwartz and, until their deaths on May 2, 2012 and September 15, 2012, respectively, James J. Greed and Thomas J. Reilly. Upon their election as directors, Steven J. Abrams and William Kraut were also appointed as members of the Compensation Committee. The Board of Directors has determined that each of the members of the Committee is independent within the meaning of the NASDAQ Rules, including the stricter requirements of Rule 5605(d)(2)(A), which are not applicable to smaller reporting companies, but which we have adopted as the standard of independence for this Committee. The Committee held two meetings during 2012.

The Nominating and Corporate Governance Committee is appointed by the Board of Directors to select the director nominees to be presented for election at future annual meetings of stockholders and to review and assess our corporate governance procedures. During 2012, the members of the Committee were Stuart F. Daniels, James W. Schwartz and, until their deaths on May 2, 2012 and September 15, 2012, respectively, James J. Greed, who served as Chairman, and Thomas J. Reilly. The Board of Directors elected James W. Schwartz as Chairman of the Committee, effective May 14, 2012. Upon their election as directors, Steven J. Abrams and William Kraut were also appointed as members of the Nominating and Corporate Governance Committee. The Board of Directors has determined that each of the members of the Committee is independent within the meaning of the NASDAQ Rules. See "Nominating Procedures" for information regarding the process for identifying and evaluating nominees, procedures for stockholder nominations and director qualifications. The Committee held two meetings during 2012.

The Intellectual Property Committee is appointed by the Board of Directors to review, evaluate and make recommendations to the Board regarding the development, protection, and acquisition of intellectual property that is or may be used in our business. During 2012, the members of the Committee were, and presently are, Stuart F. Daniels, Chairman, Alyn R. Holt and Robert E. Matthiessen. Daniel J. Graham, James Pelrin and certain other members of our management team serve as non-voting members of the Committee. The Committee held one meeting in 2012.

Meetings

During the year ended December 31, 2012, the Board of Directors held a total of eight meetings. Each of our directors attended at least 75% of the aggregate number of meetings of the Board and meetings of any committee of which he was a member, which were held during the time in which he was a director or a committee member, as applicable.

All members of the Board of Directors are encouraged, but not required, to attend our annual meetings of stockholders. Four of our directors attended the 2012 Annual Meeting held on June 27, 2012.

Stockholder Communications with the Board of Directors

Stockholders who wish to communicate directly with the Board of Directors, or with a particular director, may send a letter addressed to our Secretary at 804 East Gate Drive, Suite 200, Mt. Laurel, NJ 08054. The mailing envelope must contain a clear notation indicating that the enclosed letter is a "Stockholder Board Communication" or "Stockholder Director Communication." All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the directors addressed. If a stockholder wishes the communication to be confidential, such stockholder must clearly indicate on the envelope that the communication is "confidential." The Secretary will then forward such communication, unopened, to the directors, or director, specified on the envelope, or if none, to the Chairman of the Board of Directors.

Compensation Procedures

During 2012, the Compensation Committee was comprised, and presently is comprised, solely of independent directors. Under Delaware state law, the Committee has the authority to delegate any or all of its powers and authority to one or more subcommittees, each subcommittee to consist of one or more members of the Committee. No such delegation of authority to a subcommittee has occurred. All decisions regarding the compensation of our Executive Officers are approved by the Compensation Committee.

Generally, the process of considering and determining compensation for executive officers is initiated by a review of the individual contributions and performance of each executive officer, as described in this paragraph. Our Executive Chairman is responsible for evaluating the performance of the President and Chief Executive Officer and for presenting that evaluation to the Committee with his recommendation for the compensation of the President and Chief Executive Officer. The President and Chief Executive Officer is responsible for evaluating the Chief Financial Officer and each of the General Managers of our Product Segments and for presenting his evaluations of these officers to the Compensation Committee with his recommendations for compensation. The Executive Chairman's compensation is determined by the Committee based upon its assessment of the performance of the Executive Chairman in light of the Chief Executive Officer's overall recommendations regarding executive compensation. In each case, the members of the Committee have had significant contact with each of our executive officers during the course of the year, such that the compensation decisions will also reflect the Committee members' assessments of individual contribution and performance, as well as Company and Product Segment performance.

Management periodically obtains survey data of comparably situated companies from Economic Research Institute ("ERI") to guide it in its recommendations of compensation decisions. The specific parameters defined for ERI typically are job titles, company revenue size, company SIC code and geographic location. Based upon these inputs, ERI supplies base salaries, incentive and total compensation information for comparable positions. Where comparable positions do not exist, further analysis is necessary to determine appropriate comparable compensation parameters. Thus, because it is our current practice to have both an Executive Chairman and a President and Chief Executive Officer, the starting point for our consideration of the compensation for these two positions is determined by combining the ERI data for the position of "Outside Chairman" and the position of "Inside Chairman and Chief Executive Officer" and adjusting for the additional activities and responsibilities of our Executive Chairman. The key data obtained from ERI that the Committee uses are the ranges of base salaries, variable compensation, and total compensation, as well as the mean of each range. This data is then compared to the actual compensation of each executive officer for the prior year and the average actual compensation for the past five years.

Changes to director compensation are periodically considered by the Committee and recommended to the Board of Directors for approval. Such changes may be proposed by any director. Any change in the compensation of any director or any group of directors is approved by a majority of non-interested directors, and, if such recommendation applies to the compensation of all directors, by a majority of the independent directors in addition to a majority of the directors then in office. Information regarding director compensation at comparable companies is also obtained periodically from ERI.

Nominating Procedures

Generally, in order to identify and evaluate director nominees, our Nominating and Corporate Governance Committee assesses the qualifications, expertise, performance and willingness to serve of each current director. If as a result of such assessment, or at any other time during the year, the Board of Directors determines a need to add a new director with specific qualifications or to fill a vacancy on the Board, a search will be initiated utilizing appropriate staff support, input from other directors, senior management, and outside contacts, consideration of nominees previously submitted by stockholders, and, if deemed necessary or appropriate, retention of a search firm. An initial slate of candidates satisfying the specific qualifications, if any, and otherwise qualifying for membership on the Board, will be identified and reviewed by the Committee and the Board. The candidates will be prioritized and a determination made as to whether a member of the Committee, another director or member of senior management has a relationship with the preferred candidate and can initiate contacts. If not, contact may be initiated by a search firm. The Chairman and one or more members of the Committee or the Board will interview the prospective candidate. Evaluations and recommendations of the interviewers will be shared with the Committee for final evaluation. The Committee will then meet to consider such recommendations and to determine which candidate (or candidates) to select. The Committee will evaluate all nominees for director, including nominees recommended by a stockholder, on the same basis.

Each of the nominees for director included in this proxy statement were selected for re-election by the Committee (which is comprised solely of independent directors). The full Board of Directors, including the Executive Chairman and the President and Chief Executive Officer, unanimously recommend the nominees for election by the stockholders of the Company.

We will consider director candidates recommended by our stockholders. Pursuant to policies adopted by the Board of Directors, recommendations with regard to nominees for election to the Board of Directors at future annual meetings of stockholders may be submitted in writing, received by the Secretary of inTEST at least 60 days prior to the date on which inTEST first mailed its proxy materials for the prior year's annual meeting of stockholders, or, if the date for the annual meeting has changed more than 30 days from the prior year or if inTEST did not have an annual meeting of stockholders in the prior year, then such recommendations must be received by the Secretary of inTEST a reasonable time before the distribution of the proxy materials for the annual meeting. Each notice of nomination must set forth (i) the name, age, business address and, if known, residence address of each nominee, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of common stock of inTEST which are beneficially owned by each such nominee, (iv) the qualifications of such nominee for service on the Board of Directors, (v) the name and residence address of the proposing stockholder(s), and (vi) the number of shares of common stock owned by the proposing stockholder(s).

Director candidates must meet certain minimum qualifications, including being at least 21 years old and possessing (1) the ability to read and understand corporate financial statements, (2) relevant business experience and professional skills, (3) high moral character and personal and professional integrity, and (4) the willingness to commit sufficient time to attend to his or her duties and responsibilities as a director of a public corporation. In addition, the Nominating and Corporate Governance Committee may consider a variety of other qualities and skills, including (i) expertise in finance, economics, technology or markets related to the business in which inTEST and its subsidiaries may engage, (ii) the ability to exercise independent decision-making, (iii) the absence of conflicts of interest, (iv) diversity of experience, and (v) the ability to work effectively with other directors in collectively serving the long-term interests of all stockholders. Nominees must also meet any applicable requirements of SEC regulations, state law, and inTEST's charter and bylaws. While we do not have a policy related to Board diversity, the Board seeks nominees whose qualifications provide a diversity of relevant experience and skill sets that synergistically combine to provide a strong management advisory and oversight capability.

AUDIT COMMITTEE REPORT

The Committee operates pursuant to a written charter adopted by our Board of Directors, which is available on our website: www.intest.com.

The Committee has reviewed and discussed our audited consolidated financial statements for the year ended December 31, 2012 with management. The Committee has discussed the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, "Communication With Audit Committees" with McGladrey LLP, our independent registered public accounting firm ("IRPA Firm") for the year ended December 31, 2012. The Committee has received the written disclosures and the letter from McGladrey LLP required by Public Company Accounting Oversight Board Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence (which relates to the IRPA Firm's independence from us and our subsidiaries) and has discussed with McGladrey LLP their independence from us and our related entities.

Based on the review and discussions referenced above, the Committee recommended to our Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2012.

Audit Committee:
William Kraut, Chairman
Steven J. Abrams, Esq.
Stuart F. Daniels, Ph.D.
James W. Schwartz, Esq.

EXECUTIVE OFFICERS OF inTEST

Our executive officers and their ages are as follows:
Name	Age	Position
Alyn R. Holt	75	Executive Chairman and Director
Robert E. Matthiessen	68	President, Chief Executive Officer and Director
Hugh T. Regan, Jr.	53	Secretary, Treasurer and Chief Financial Officer
Daniel J. Graham	67	Senior Vice President, General Manager-Mechanical Products Segment and General Manager-Electrical Products Segment
James Pelrin	61	Vice President and General Manager-Thermal Products Segment

Biographical and Other Information Regarding inTEST's Executive Officers

Executive officers are appointed by the Board of Directors. Each executive officer is appointed to serve until the first meeting of the Board of Directors after the Annual Meeting of Stockholders next succeeding his election and until his successor is elected and qualified.

Alyn R. Holt. See "Biographical and Other Information Regarding inTEST's Directors" above.

Robert E. Matthiessen. See "Biographical and Other Information Regarding inTEST's Directors" above.

Hugh T. Regan, Jr. has served as our Treasurer and Chief Financial Officer since joining us in April 1996 and has served as Secretary since December 1999. From 1985 to April 1996, Mr. Regan served in various financial capacities for Value Property Trust, a publicly traded real estate investment trust, including Vice President of Finance from 1989 to September 1995 and Chief Financial Officer from September 1995 until April 1996.

Daniel J. Graham has served as our Senior Vice President since August 2006 and as General Manager - Mechanical Products Segment since November 2004. In addition, he was made General Manager - Electrical Products Segment effective December 2009, after serving as Acting General Manager of that segment since May 2009. Prior to that, Mr. Graham served as our Chief Technology Officer from April 2004 to November 2004, our Executive Vice President from October 2001 to November 2004 and as our Senior Vice President from June 1998 until October 2001. Mr. Graham served as our Vice Chairman from October 1998 to July 2005. Mr. Graham is a co-founder of inTEST Corporation and served as a director from June 1988 through July 2005.

James Pelrin has served as our Vice President since August 2006 and as General Manager - Thermal Products Segment since November 2004. In addition, Mr. Pelrin has served as President of our subsidiary, Temptronic Corporation, since December 2008. Prior to that, Mr. Pelrin served as the General Manager of Temptronic Corporation since joining us in October 2001. From July 1999 to June 2001, Mr. Pelrin served as Vice President and General Manager of Accusonic Technologies, Inc., a privately held company that designs and manufactures hydro-acoustic measurement systems.

EXECUTIVE COMPENSATION

Overview of Executive Compensation Program

The Compensation Committee is committed to the general principle that executive compensation should be commensurate with our performance and the performance of the individual executive officer. The primary objectives of our executive compensation program are to:

  attract and retain executive officers who demonstrate the leadership and management skills necessary to drive our long-term success;
  reward the achievement of our business goals and individual contributions toward achievement of those goals; and
  provide compensation opportunities linked to our performance and the interests of our stockholders.

Generally, decisions regarding our executive compensation program reflect the individual contributions and performance of each executive officer as well as our overall business goals and strategies, the business cycle of our industry and, if applicable, prior cost-containment initiatives and adjustments. In addition, our executive compensation program has been developed with reference to the executive compensation practices of comparable companies in our industry to ensure that the total compensation opportunity provided to our executive officers is competitive with the market in which we compete for executive talent. Underlying our executive compensation program, particularly, in the case of executive officers who have price-setting authority (who are the Chief Executive Officer and the General Managers of our Product Segments), is the philosophy that the interests of our stockholders are best served by a program that includes a significant variable component based on our performance. We tie the variable component of our executive officer's compensation directly to the net income of the relevant Product Segments for which they have responsibility. In this manner, we also effectively make our executive officer's compensation follow the cyclicality of our business allowing our executive officers to share in our profitability during our "up" cycles and tighten their belts with reduced compensation when we have "down" cycles.

In allocating compensation for our executive officers, our general philosophy is to structure it so that over a number of years cumulative net-income-based variable pay approximates one-third of cumulative fixed pay, i.e., base salary, for each executive officer, respectively. This compensation allocation philosophy does not apply to our executive officers who do not have responsibility for price setting (who are our Executive Chairman and Chief Financial Officer). In the case of our Chief Financial Officer, it has been our practice to provide a discretionary bonus when deemed appropriate to do so. It is also our philosophy to make stock awards and/or stock option awards from time-to-time in order to align the executive officers' long-term interests to those of stockholders' long-term interests. Such awards are typically made during down cycles in order to provide the executives with long-term opportunities to recover from the associated compensation reductions.

Due to the cyclicality of our business, we also periodically reduce fixed compensation, and little or no variable compensation will be earned, when our business segments incur losses or minimal earnings, as in 2008 and 2009. As the economy has regained strength, our compensation decisions have been based largely upon restoring fixed compensation to pre-2008 levels, while recognizing the loss of variable compensation opportunities during the past several years and seeking to restore such lost opportunities, so that our compensation structure reflects the ongoing contributions of our executive officers to our long-term success throughout the cycles. Accordingly, in March 2010, the base salaries of our executive officers were reinstated to the levels paid prior to our November 2008 cost containment actions, such reinstatements effective as of January 1, 2010, with the exception of the Executive Chairman who voluntarily maintained an approximate 35% reduction of his full pre-November 2008 salary.

The following table compares the aggregate compensation for our five executive officers consisting of fixed pay (base salary) and variable pay (non-equity incentive plan compensation or bonus) to our net income (loss) for the five year period ended December 31, 2012.
	2012	2011	2010	2009	2008
	- - - - - - - - - - - - (In Millions) - - - - - - - - - - - -
Net revenue	$43.4	$47.3	$46.2	$23.5	$38.8
Pre-tax profits	$ 3.1	$ 7.7	$ 7.4	$ (4.9)	$ (9.1)
Fixed pay-base salary	$ 1.2	$ 1.2	$ 1.1	$ .8	$ 1.2
Variable pay-non-equity incentive plan compensation or bonus	.3	.6	.6	-	-
Total fixed and variable pay	$ 1.5	$ 1.8	$ 1.7	$ .8	$ 1.2

The Compensation Committee generally meets twice a year to consider executive compensation. First, early in the year, when variable compensation and bonus determinations for the prior year are made, the Committee assesses whether any change to the variable compensation formulas is appropriate. In March 2012, the Committee made this determination and concluded that no changes to the variable compensation formulas were appropriate at that time. The formulas for variable compensation have remained constant since 2009, and the base salaries of our executive officers have been reduced and/or restored so that, as shown by the chart above, the amount of variable compensation and total compensation has followed our profitability.

In April 2012, the Compensation Committee reviewed executive officers against survey data from ERI for US based companies of similar size and company SIC code. This review compared our executive officers' base salary and total compensation (including variable compensation and discretionary bonus, as the case may be) with those of executive officers as contained in the ERI database. The review indicated that the base salaries of Messrs. Graham and Pelrin were below the range found in the ERI database for executive officers with similar job responsibilities, while the base salaries of Messrs. Holt, Matthiessen and Regan were found to be within the range. As a result of this review, the base salaries of Messrs. Graham and Pelrin were increased to $220,000 per year retroactively to January 1, 2012. No change was made to the base salaries of Messrs. Holt, Matthiessen and Regan.

The Compensation Committee's review also indicated that the total compensation of our executive officers' (which includes both base salary and variable compensation) was within the range found in the ERI database for executive officers with similar responsibilities, and therefore no changes were made to the variable performance component for any of our executive officers.

The base salary and variable performance compensation arrangements of our named executive officers (as defined below) for 2012, which are also effective for 2013 as well, are reflected in the table below:
Named Executive Officer	Title	Salary	Variable Component
Robert E. Matthiessen	President, CEO and Director	$317,242	1.5% of consolidated pre-tax profits plus 1.5% of each product segment's pre-tax profits.
Hugh T. Regan, Jr.	Secretary, Treasurer and CFO	$224,422	Discretionary (1)
James Pelrin	Vice President; General Manager-Thermal Products Segment	$220,000	2.5% of pre-tax profits of the Thermal Products segment.
(1)	Subject to the Company having consolidated pre-tax profits and subject to the recommendation of the Chief Executive Officer and the approval of the Compensation Committee of the Board of Directors.

The primary elements of our executive compensation include fixed base salary and benefits, variable performance compensation, stock-awards and change-in-control payments. The following sections set forth certain information with respect to the compensation we paid, or recognized as an expense in accordance with Accounting Standards Codification ("ASC") Topic 718 (Compensation - Stock Compensation) to our Chief Executive Officer and our two other most highly compensated executive officers who were serving as such at December 31, 2012. These officers are referred to as our "Named Executive Officers."

Summary Compensation Table For the Fiscal Year Ended December 31, 2012
Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(A)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)
Robert E. Matthiessen President, Chief Executive Officer and Director	2012 2011	$317,242 317,242	$ 750 750	(1) (1)	-- --	$128,026 251,301	(2) (2)	$ 4,750 4,750	(3) (3)	$450,768 574,043

Hugh T. Regan, Jr. Secretary, Treasurer and Chief Financial Officer	2012 2011	$224,422 224.422	$ 91,317 178,525	(4) (4)	-- --	-- --		$ 4,750 4,750	(3) (3)	$320,489 407,697

James Pelrin VP and GM-Thermal Products Segment _________________________	2012 2011	$219,718 205,358	-- --		-- --	$ 75,842 178,792	(5) (5)	$21,164 24,715	(6) (6)	$316,725 408,865

(A)	No stock awards were issued to any of our named executive officers in 2012 or 2011.

(1)	Represents an annual holiday bonus.

(2)	Consists of 1.5% of the consolidated pre-tax profits plus 1.5% of each product segment's pre-tax profits paid in March of 2013 and 2012, respectively.

(3)	Consists of matching contributions to 401(k) Plan Account.

(4)	Consists of $750 for annual holiday bonus in each of 2012 and 2011. In addition includes $90,567 and $177,775 of discretionary bonus paid in March 2013 and 2012, respectively.

(5)	Consists of 2.5% of the pre-tax profits of the Thermal Products segment paid in March 2013 and 2012, respectively.

(6)

Consists of $2,375 and $2,375 for matching contributions to Mr. Pelrin's 401(k) plan account, $16,251 and $19,335 profit sharing contributions and $2,538 and $2,370 for unused sick days in 2012 and 2011, respectively, and a $635 service award in 2011.

Employment Agreements. We have not entered into any employment agreements with our named executive officers. However, as discussed in the "Potential Payments Upon Termination Following a Change of Control" section below, we have entered into agreements with Messrs. Matthiessen, Regan and Pelrin, which provide for the payment of certain benefits in the event of termination of employment following a change in control.

Variable Compensation. Variable compensation for 2012 was determined for each of our named executive officers, other than our Chief Financial Officer, under a pre-established formula tied to our pre-tax profitability as follows:

  President and Chief Executive Officer - Our President and Chief Executive Officer earned a cash incentive payment equal to 1.5% of our overall, consolidated pre-tax profits plus 1.5% of the pre-tax profit of each of our three product segments.
  Vice President and General Manager of Thermal Products Segment - The Vice President and General Manager of our Thermal Products segment earned a cash incentive payment equal to 2.5% of the pre-tax profit for that product segment.

The amounts of annual variable compensation earned by our named executive officers, other than our Chief Financial Officer, for 2012 is set forth in the Summary Compensation Table under the column "Non-Equity Incentive Plan Compensation" in accordance with SEC rules.

In lieu of formula-based variable compensation, our Chief Financial Officer is eligible for a discretionary bonus, subject to the recommendation of the Chief Executive Officer and approval of the Compensation Committee. The amount of discretionary bonus awarded to our Chief Financial Officer for 2012 is included in the Summary Compensation Table under the "Bonus" column in accordance with SEC rules.

Grants of Stock-Based Awards. We did not grant any stock-based awards during 2012.

Retirement Benefits. Our executive officers are provided retirement benefits under the tax-qualified 401(k) plan provided to our other domestic employees. Messrs. Matthiessen and Regan have been subject to provisions that allow participants to make contributions from their own salary on a pre-tax basis and provide a discretionary employer matching contribution not to exceed $4,750 a year. Mr. Pelrin, however, has been subject to provisions that were available to domestic employees of our Thermal Products segment which limited the employer matching contribution to $2,375 and provided a discretionary employer profit sharing contribution, allocated to eligible participants on a pro rata basis based on compensation. During 2012, the Board of Directors approved amendments to the 401(k) plan that terminated the profit sharing contributions and conformed the employer matching provisions for the Thermal Products segment with those currently in place for the Mechanical Products and Electrical Products segments effective in 2013. The amount of employer contributions made to our 401(k) plans for our named executive officers for 2012 and 2011 are included in the column entitled "All Other Compensation" in the Summary Compensation Table. We do not provide any other retirement benefits to our named executive officers.
Outstanding Equity Awards at Fiscal Year-End For the Fiscal Year Ended December 31, 2012
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)	Market Value of Shares or Units of Stock That Have Not Vested($)
Robert E. Matthiessen	124,000	--	$3.04	2/23/2013(1)	5,000(2)	$13,800(3)
Hugh T. Regan, Jr.	12,500	--	$3.04	2/23/2013(1)	5,000(2)	$13,800(3)
James Pelrin	--	--	--	--	5,000(2)	$13,800(3)

(1)	The options expired without exercise on the Option Expiration Date.
(2)	Represents the unvested portion of restricted stock that was granted on March 11, 2010 under the 2007 Stock Plan. These shares will vest in equal portions on March 11, 2013 and 2014.
(3)	Based on the closing share price on December 31, 2012 of $2.76.

Potential Payments Upon Termination Following a Change of Control. We have Change-of-Control Agreements in place with Messrs. Matthiessen, Regan and Pelrin. These Change-of-Control Agreements provide for the payment of certain benefits upon the executive officer's termination of employment by us without Cause or by the executive officer for Good Reason within two years following a Change of Control. These benefits consist of the continuation of the executive officer's base salary and fringe benefits for the one year period following the termination of his employment and payment of the variable performance based compensation that he would have earned for such one year period.

Under the Change-of-Control Agreements, a Change of Control occurs in the event of:

  our dissolution or liquidation;
  the sale of substantially all of our assets, except to a stockholder who as of the date of the Change of Control Agreements owned 20% or more of our stock (a "Related Person");
  our merger or consolidation with another company unless our stockholders own stock in that company in the same proportion that they own stock in us prior to the transaction;
  any person or entity other than a Related Person obtains the voting control of 40% or more of our stock; or
  our directors and those persons our directors may nominate to become our directors, cease to comprise a majority of our Board members.

Under the Change-of-Control Agreements, a termination for "Cause" means the executive's termination by us because of an act of fraud upon the Company, his willful refusal to perform the duties assigned to him by the Board or his conviction for any crime involving dishonesty or breach of trust or for any crime that is a felony or of moral turpitude.

The term "Good Reason" under the Change-of-Control Agreements means a material adverse change in an executive's status, responsibilities or benefits; a failure to be nominated or elected to his current officer position; a requirement to report to anyone other than his direct report; an assignment of duties inconsistent with his current officer position; any reduction in base salary, variable component or formula for determining the variable component which would have the effect of reducing his variable component, or other reduction in compensation or benefits; or a requirement to relocate more than thirty miles from his current office.

The benefits payable under the Change-of-Control Agreements are subject to the release of any claims that Messrs. Matthiessen, Regan and Pelrin may have against us pursuant to the agreements as we may request. Fringe benefits will be reduced or eliminated to the extent that comparable benefits are received from another source. Furthermore, the benefits will be reduced to the extent that the payments would not be deductible by us (in whole or in part) under Section 280G of the Internal Revenue Code.

Also, in the event of a Change of Control, all equity awards issued to our named executive officers become 100% vested. For purposes of equity awards under the inTEST Corporation 2007 Stock Plan, the definition of Change of Control is the same as defined above.

DIRECTOR COMPENSATION

Non-employee directors currently receive an annual retainer of $25,000, non-employee members of the Executive Committee receive an additional annual fee of $15,000 and the chairmen of the committees of the Board receive an additional annual fee as follows: the Chairman of the Audit Committee receives an additional annual fee of $15,000; the Chairman of the Compensation Committee receives an additional annual fee of $10,000; the Chairman of the Intellectual Property Committee receives an additional annual fee of $75,000; and the Chairman of the Nominating and Corporate Governance Committee receives an additional annual fee of $10,000. In addition, we reimburse non-employee directors' travel expenses and other costs associated with attending Board or committee meetings. We do not pay additional cash compensation to our executive officers for their service as directors.

The following table sets forth the compensation earned by, or paid in cash to, the members of our Board of Directors, who are not named executive officers, for the year ended December 31, 2012:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(A)		Option Awards ($)		All Other Compensation ($)	Total ($)
Alyn R. Holt	-- (1)	--	(2)	--	(2)	$185,680 (1)	$185,680
Stuart F. Daniels, Ph.D.	$125,000 (3)	--	(4)	--	(4)	--	$125,000
James J. Greed, Jr.	$ 17,500 (5)	--	(6)	--	(6)	--	$ 17,500
Thomas J. Reilly, Jr.	$ 30,000 (7)	--	(8)	--	(8)	--	$ 30,000
James W. Schwartz, Esq.	$ 45,000 (9)	--	(10)	--	(10)	--	$ 45,000

(A)	There were no stock awards granted in 2012.

(1)

Mr. Holt, Executive Chairman, is an executive officer of the corporation and, accordingly, is compensated as an employee. He receives no other fees for being a director. For the year ended December 31, 2012 he received a base salary of $180,180, an annual holiday bonus of $750 and matching contributions to his 401(k) Plan account of $4,750.

(2)	As of December 31, 2012, Mr. Holt held 5,000 unvested restricted shares that will vest in equal portions on March 11, 2013 and 2014.

(3)

Consists of $25,000 annual retainer, $15,000 for service on the Executive Committee, $10,000 for service as Chair of the Compensation Committee, and $75,000 for service as Chair of the Intellectual Property Committee

(4)

As of December 31, 2012, Dr. Daniels held 5,000 unvested restricted shares that will vest in equal portions on March 11, 2013 and 2014, and options to purchase 10,000 shares, which options were fully vested and exercisable. These options expired on February 23, 2013.

(5)	Consists of $12,500 retainer and $5,000 for service as Chair of the Nominating and Corporate Governance Committee. Mr. Greed passed away on May 2, 2012.

(6)

Upon Mr. Greed's death, his 5,000 previously unvested restricted shares became fully vested. His options to purchase 10,000 shares expired without exercise on February 23, 2013, the option expiration date.

(7)	Consists of $18,750 retainer and $11,250 for service as Chair of the Audit Committee. Mr. Reilly passed away on September 15, 2012.

(8)	Upon Mr. Reilly's death, his 5,000 previously unvested restricted shares became fully vested and the expiration date of his options to purchase 10,000 shares accelerated to September 15, 2013.

(9)

Consists of $25,000 annual retainer, $15,000 for service on the Executive Committee and $5,000 for services as Chair of the Nominating and Corporate Governance Committee from July 1, 2012 through December 31, 2012.

(10)

As of December 31, 2012, Mr. Schwartz held 5,000 unvested restricted shares that will vested in equal portions on March 11, 2013 and 2014 and options to purchase 10,000 shares, which options were fully vested and exercisable. These options expire May 2, 2014.

PROPOSAL 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

McGladrey LLP was appointed as our independent registered public accounting firm ("IRPA Firm") on June 16, 2008. McGladrey LLP audited our consolidated financial statements for the years ended December 31, 2012 and 2011. The Audit Committee of our Board of Directors has selected McGladrey LLP as our IRPA Firm for the year ending December 31, 2013, subject to the determination of the 2013 audit fees. The Audit Committee has the sole authority and responsibility to select, appoint, evaluate and, where appropriate, discharge and replace McGladrey LLP as our IRPA Firm, and the selection of the Company's IRPA Firm is not required to be submitted to a vote of the stockholders for ratification. Notwithstanding the outcome of the vote by the stockholders of the Company, the Audit Committee is not bound to retain the IRPA Firm or to replace the IRPA Firm, where, in either case, after considering the outcome of the vote, the Audit Committee determines its decision regarding the IRPA Firm to be in the best interests of the Company.

The following table sets forth the fees billed by McGladrey LLP as described below:

	2012	2011
Fee Category:
Audit Fees	$272,625	$259,500
Audit-Related Fees	20,000	-
Tax Fees	48,600	52,870
All Other Fees	-	-

Total Fees	$341,225	$312,370

Audit Fees: Consists of fees billed for professional services rendered in connection with the audit of our consolidated financial statements and review of the interim condensed consolidated financial statements for 2012 and 2011, respectively, that are included in quarterly reports during those years and services that are normally provided by our IRPA Firm in connection with statutory and regulatory filings or engagements, and attest services, except those not required by statute or regulation.

Audit-Related Fees: Consists of fees billed in each of 2012 and 2011 for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under "Audit Fees." These services would include accounting consultations in connection with acquisitions and divestitures, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

Tax Fees: Consists of fees billed in each of 2012 and 2011 for tax related services including advice, preparation of returns and other tax services related to federal, state and international taxes.

All Other Fees: Consists of fees billed in each of 2012 and 2011 for all services other than those reported above.

In accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee's policy is to pre-approve all audit and non-audit services provided by our IRPA Firm. On an ongoing basis, management defines and communicates specific projects and categories of service for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the Audit Committee approves the engagement of our IRPA Firm for such services. The Audit Committee has also delegated authority to the Chairman of the Audit Committee, and if the Chairman of the Committee is unavailable, to any other Audit Committee member, to pre-approve permitted services. Any such pre-approval must be reported to the Audit Committee at its next meeting. The Audit Committee did not approve any services pursuant to the de minimis exception of Rule 2-01(c)(7)(i)(C) of Regulation S-X during 2012.

Recommendation of the Board of Directors

The Board of Directors recommends a vote "FOR" the ratification of the selection of McGladrey LLP as our independent registered public accounting firm for the year ending December 31, 2013.

PROPOSAL 3: APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended, we are providing stockholders with the opportunity at the annual meeting to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in the Executive Compensation section of this proxy statement, including the Overview of Executive Compensation Program, the Summary Compensation Table and the related tables, notes, and narrative.

As described in the Overview of Executive Compensation Program, our executive compensation program is designed to provide our executive officers with compensation that is commensurate with our performance and the performance of the individual officer, reflecting the cyclicality of our business and allocating compensation between fixed pay and variable performance-based pay, and aligning the long-term interests of our executive officers with the long-term interests of our stockholders.

We urge stockholders to read the discussion in this proxy statement of Executive Compensation which describes our principles and practices in more detail, including the Summary Compensation table and other related tables and narratives, which provide detailed information on the compensation of our named executive officers. The Board and the Compensation Committee believe that the policies and procedures articulated in these materials are effective in achieving our goals and that the compensation of our named executive officers reported in this proxy statement has contributed to, and will contribute in the future to, our on-going success.

While this advisory vote to approve the compensation of our named executive officers is non-binding, the Compensation Committee will review and consider the voting results. The results will be reported in a Form 8-K following the annual meeting. We will also disclose in subsequent proxy statements how our compensation policies and decisions take into account the results of this advisory vote.

As discussed below under "Proposal 4", the Board of Directors recommends that future "say on pay" advisory votes be held every three years. Following the annual meeting, the Board will have an opportunity to review and consider the results of the stockholder advisory vote on the frequency of future "say on pay" votes. Unless the Board of Directors determines otherwise following the stockholder advisory vote, the next "say on pay" vote would be held in 2016.

Recommendation of the Board

The Board of Directors recommends that you vote "FOR" approval of the compensation of our named executive officers on an advisory basis.

PROPOSAL 4: FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

As described in Proposal 3 above, we are providing our stockholders with an opportunity to cast an advisory vote on the compensation of our named executive officers. The federal law that now requires such advisory votes also requires that stockholders be asked to vote on the frequency of future advisory votes on the compensation of our named executive officers. Consequently, in accordance with Section 14A of the Securities Exchange Act of 1934, as amended, we are asking stockholders to vote on whether future "say on pay" votes, such as the one in Proposal 3 above, should occur every year, every two years, or every three years. This vote on the frequency of "say on pay" votes is advisory in nature and must be held at least once every six years.

Stockholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. The results will be reported in a Form 8-K following the annual meeting. While the results of this advisory vote are non-binding, the Board of Directors will review and consider the voting results. We will also disclose in a Form 8-K to be filed no later than November 23, 2013, the decision of the Board of Directors as to the frequency of stockholder votes on the compensation of our named executive officers in light of the results of the advisory vote on this proposal.

Recommendation of the Board

The Board of Directors recommends that you vote for having the advisory vote to approve the compensation of our named executive officers every three years.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, certain officers and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. These officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such forms furnished to us, or written representations that no Forms 5 were required, we believe that, during 2012, all Section 16(a) filing requirements applicable to these officers, directors and greater than ten-percent beneficial owners were timely met.

STOCKHOLDER PROPOSALS

Stockholders intending to submit proposals to be included in our proxy statement for our Annual Meeting of Stockholders to be held in 2014 must send their proposals to Hugh T. Regan, Jr., Secretary at 804 East Gate Drive, Suite 200, Mt. Laurel, New Jersey 08054, not later than February 25, 2014. These proposals must relate to matters appropriate for stockholder action and be consistent with regulations of the Securities and Exchange Commission relating to stockholders' proposals in order to be considered for inclusion in our proxy statement relating to that meeting.

Stockholders intending to present proposals at our Annual Meeting of Stockholders to be held in 2014 and not intending to have such proposals included in our next proxy statement must send their proposals to Hugh T. Regan, Jr., Secretary (at the addresses given in the prior paragraph) not later than May 12, 2014. If notification of a stockholder proposal is not received by such date, management's proxies may vote, in their discretion, any and all of the proxies received in that solicitation.

ANNUAL REPORT

Our Annual Report to Stockholders (which includes our consolidated financial statements for the year ended December 31, 2012), accompanies this proxy statement. The Annual Report to Stockholders does not constitute a part of the proxy solicitation materials.

By Order of the Board of Directors,

/s/ Hugh T. Regan, Jr.
Hugh T. Regan, Jr.
Secretary

- - - - - - - - - - - - - -

APPENDIX A
PROXY CARD

Proxy - inTEST Corporation

ANNUAL MEETING OF STOCKHOLDERS
JUNE 26, 2013

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF inTEST CORPORATION.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON WEDNESDAY, JUNE 26, 2013: Copies of the Proxy Statement and our 2012 Annual Report to Stockholders are available at http://investor.shareholder.com/intest/annual.cfm?AnnualPage=meeting.

The undersigned, revoking any contrary proxy previously given, hereby appoints Robert E. Matthiessen and Hugh T. Regan, Jr. (the "Proxies"), and each of them, jointly and severally, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to appear at the Annual Meeting of Stockholders of inTEST Corporation to be held June 26, 2013, and at any postponement or adjournment of the Annual Meeting of Stockholders, and to vote, as designated on the reverse side of this proxy card, all shares of Common Stock of inTEST Corporation held of record by the undersigned on May 7, 2013 with all the powers and authority the undersigned would possess if personally present. The undersigned confers discretionary authority by this proxy as to matters which may properly come before the Annual Meeting, or any postponement or adjournment thereof, including matters which are not timely made known to inTEST Corporation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE DIRECTOR NOMINEES, "FOR" EACH OF PROPOSALS 2 AND 3, AND "3 YEARS" ON PROPOSAL 4.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE OF THIS PROXY CARD. IF NO DIRECTION IS SPECIFIED, THIS PROXY WILL BE VOTED "FOR" EACH OF THE DIRECTOR NOMINEES, "FOR" EACH OF PROPOSALS 2 AND 3, AND "3 YEARS" ON PROPOSAL 4.

The undersigned hereby acknowledges receipt of the proxy statement relating to the foregoing matters.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING
THE ENCLOSED ENVELOPE, UNLESS VOTING BY TELEPHONE OR INTERNET.

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day 7 days a week!
Instead of mailing this proxy card, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by
1:00 a.m., Eastern Time, on June 26, 2013.

Vote by Internet
Log on to the Internet and go to www.investorvote.com/INTT Follow the setups outlined on the secured website.
Vote by telephone
  Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.
  Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in
this example. Please do not write outside the designated areas.     [X]

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A. Proposals
The Board of Directors recommends a vote FOR each of the nominees and FOR Proposals 2 and 3:
1. Election of the Directors.

		For	Withhold			For	Withhold			For	Withhold
01	Alyn R. Holt	[ ]	[ ]	02	Robert E. Matthiessen	[ ]	[ ]	03	Steven J. Abrams, Esq.	[ ]	[ ]
04	Stuart F. Daniels, Ph.D.	[ ]	[ ]	05	William Kraut	[ ]	[ ]	06	James W. Schwartz, Esq.	[ ]	[ ]
		For	Against	Abstain
2.	Ratification of the selection of McGladrey LLP as our independent registered public accounting firm for the year ending December 31, 2013.	[ ]	[ ]	[ ]
3.	Approval of the compensation of our named executive officers.	[ ]	[ ]	[ ]

The Board of Directors recommends a vote of 3 Years on Proposal 4:
		1 Year	2 Years	3 Years	Abstain
4.	Frequency of future advisory votes on the compensation of our named executive officers.	[ ]	[ ]	[ ]	[ ]

B. Non-Voting Items
Change of Address - Please print new address below.	Comments - Please print your comments below.
________________________________________	________________________________________

C. Authorized Signatures - This section must be completed for your vote to be counted. - Date and Sign Below
Please sign exactly as the name(s) appear hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title.
Date (mm/dd/yyyy)-Please print date below.	Signature 1-Please keep signature within the box.	Signature 2-Please keep signature within the box.
/ /	_________________________________	__________________________________